UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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BIO-key International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIO-KEY INTERNATIONAL, INC.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

December 30, 2014

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of BIO-key International, Inc. (the “Company”) on Monday, February 2, 2015, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648.

The Notice of Special Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the meeting and should be read in their entirety.

The sole purpose of the meeting is for our stockholders to consider and approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2. In November 2014, we completed a private placement to a limited number of accredited investors of 15,949,997 shares of common stock and warrants to purchase an additional 23,924,997 shares of common stock for aggregate gross proceeds of $1,595,000. As we do not have sufficient authorized and unissued shares of common stock to issue upon exercise of all of the warrants sold in the November 2014 private placement, we have agreed to seek stockholder approval to effect a 1-for-2 reverse stock split in order to reserve additional shares for issuance upon the exercise of the remaining warrants.

If we do not have sufficient shares reserved for issuance upon exercise of all of the warrants within 90 or 180 days of the closing of the November 2014 private placement, we will be required to issue to each investor additional warrants and/or reduce the exercise price of the warrants. For the reasons more fully set forth in the attached Proxy Statement, our Board of Directors believes that the reverse stock split is advisable and in the best interests of the Company and our stockholders and recommend that you vote "FOR" the approval of the reverse stock split.

It is important that your shares be represented at the meeting. We hope that you will have your shares represented by signing, dating and returning your proxy as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy. Whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed envelope.

We look forward to seeing you at the meeting. Thank you for your continued support.

Sincerely yours,

/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer

BIO-KEY INTERNATIONAL, INC.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

Notice of Special Meeting of Stockholders

You are hereby notified that a special meeting of stockholders of BIO-key International, Inc. (the “Company”) will be held on Monday, February 2, 2015, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, for the following purposes:

1.     To consider and approve an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2; and

2.     To consider and approve such other business matters as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of our common stock as of the close of business on December 29, 2014 are entitled to notice of and to vote at the meeting, or any adjournment thereof.

Your vote is important. Whether or not you Plan to attend the meeting in person, we urge you to complete, date and sign the enclosed proxy CARD and return it promptly IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By order of the Board of Directors,

/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer

BIO-KEY INTERNATIONAL, INC.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

PROXY STATEMENT

This proxy statement contains information related to the special meeting of stockholders of BIO-key International, Inc. (the “Company,” “we” or “us”) to be held on Monday, February 2, 2015, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, and at any postponements or adjournments thereof, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy card are first being mailed to our stockholders on or about January 5, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MONDAY FEBRUARY 2, 2015. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY CARD ARE AVAILABLE AT WWW.PROXYVOTE.COM. In accordance with rules issued by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

VOTING AT THE SPECIAL MEETING

Who Can Vote

Only stockholders of record at the close of business on December 29, 2014, the record date, are entitled to notice of and to vote at the meeting, and at any postponement(s) or adjournment(s) thereof. As of December 29, 2014, 132,002,317 shares of our common stock, par value $.0001 per share, were issued and outstanding. Holders of our common stock are entitled to one vote per share for each proposal presented at the meeting.

How to Vote; How Proxies Work

Our Board of Directors is asking for your proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy. Please complete, date and sign the enclosed proxy card and return it at your earliest convenience. We will bear the costs incidental to the solicitation and obtaining of proxies, including the costs of reimbursing banks, brokers and other nominees for forwarding proxy materials to beneficial owners of our common stock. Proxies may be solicited by our officers and employees, without extra compensation, by mail, telephone, telefax, personal interviews and other methods of communication. In addition, we have engaged Morrow & Co., LLC to assist in the solicitation of proxies. We anticipate that the costs associated with this engagement will be approximately $6,500 plus costs and expenses incurred by Morrow & Co., LLC.

At the meeting, and at any adjournment(s) or postponement(s) thereof, all shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by the proxies will be voted:

(i) FOR, an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2; and

(ii) in the discretion of the person named in the enclosed form of proxy, on any other proposals which may properly come before the meeting or any adjournment(s) thereof.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record on how to vote your shares. You must follow the instructions of your broker or other nominee in order for your shares to be voted. If your shares are not registered in your name and you plan to vote your shares in person at the meeting, you must obtain and bring with you to the meeting a “legal proxy” from the broker or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares at the meeting.

What Constitutes a Quorum

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business.

What Vote is Required

In accordance with Delaware law, approval and adoption of this proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the meeting.

How Abstentions and Broker Non-Votes Are Treated

Abstentions will be counted as shares that are present for purposes of determining a quorum. For the approval of the reverse stock split, abstentions have the practical effect of a vote against the proposal.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the nominee holding the shares. If the beneficial owner does not provide voting instructions, the nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” The reverse stock split is a “routine” matter and may be voted upon by your broker if you do not submit voting instructions. We encourage you to provide instructions to your broker regarding the voting of your shares.

Broker non-votes will be counted as shares that are present for purposes of determining a quorum. For the approval of the reverse stock split, broker non-votes have the practical effect of a vote against such proposal.

Voting of Proxies

Our Board of Directors recommends a vote “FOR” the reverse stock split. Your shares of common stock will be voted in accordance with the instructions contained in your signed proxy card. If you return a signed proxy card without giving specific voting instructions with respect to the reverse stock split, proxies will be voted in favor of the Board of Directors’ recommendations with respect to such proposal as set forth in this proxy statement.

How to Revoke

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our chief financial officer, by submitting a duly executed proxy bearing a later date, or by electing to vote in person at the meeting. The mere presence at the meeting of the person appointing a proxy does not, however, revoke the appointment. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

No Dissenters or Appraisal Rights

Under the General Corporation Law of the State of Delaware, our Certificate of Incorporation and our bylaws, the holders of common stock will not be entitled to dissenter's rights or appraisal rights in connection with the reverse stock split.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 29, 2014, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than five percent (5%) of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, includes all shares of our common stock that may be acquired by such beneficial owners within 60 days of December 29, 2014 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 132,002,317 shares of common stock outstanding as of December 29, 2014. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below, and has an address of c/o BIO-key International, Inc., 3349 Highway 138, Building A, Suite E, Wall, NJ 07719.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (1)
Michael W. DePasquale	883,330	(2)	*
Mira LaCous	531,666	(3)	*
Scott Mahnken	-	(4)	*
Cecilia Welch	199,999	(5)	*
Renat Zhdanov	203,333	(6)	*
John Schoenherr	215,596	(7)	*
Charles P. Romeo	149,286	(8)	*
Barbara Rivera	-	(9)	-
Thomas E. Bush III	-	(9)	-
Thomas Gilley	3,000	(9)	*
All officers and directors as a group (10 persons)	2,186,210		1.6%

* Less than 1%.

(1)

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as, other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 132,002,317 shares of common stock outstanding as of December 29, 2014.

(2)	Includes 833,330 issuable on exercise of options and 50,000 shares of common stock. Does not include 1,166,667 shares issuable upon exercise of options subject to vesting.

(3)	Consists of 531,666 shares issuable upon exercise of options. Does not include 383,334 shares issuable upon exercise of options subject to vesting.

(4)	Does not include 250,001 shares issuable upon exercise of options subject to vesting.

(5)	Consists of 199,999 shares issuable upon exercise of options. Does not include 400,001 shares issuable upon exercise of options subject to vesting.

(6)	Consists of 203,333 shares issuable upon exercise of options. Does not include 166,667 shares issuable upon exercise of options subject to vesting.

(7)	Consists of 215,596 shares issuable upon exercise of options. Does not include 108,334 shares issuable upon exercise of options subject to vesting.

(8)	Consists of 149,286 shares issuable upon exercise of options. Does not include 108,334 shares issuable upon exercise of options subject to vesting.

(9)	Does not include 75,000 shares issuable upon exercise of options subject to vesting.

PROPOSAL 1

APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Certificate of Incorporation, as amended, in substantially the form attached hereto as Appendix A (the "Certificate of Amendment"), to effect the reverse stock split at a ratio of 1-for-2. If the stockholders approve the reverse stock split, and the Board decides to implement it, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

 The reverse stock split will be realized simultaneously for all outstanding common stock. The reverse stock split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will not reduce the number of authorized shares of common stock (which will remain at 170,000,000) and will not change the par value of the common stock (which will remain at $0.0001 per share).

Reasons for the Reverse Stock Split

The reverse stock split will result in an increase in the number of shares of our common stock available to be issued. Currently, we are obligated to issue 8,666,051 shares more than our currently authorized and unissued shares and expect that we will need to issue additional shares in the future to expand our business, incentivize our employees, and for other corporate purposes.

November 2014 Private Placement

In November 2014, we completed a private placement to a limited number of accredited investors of 15,949,997 shares of common stock and warrants to purchase an additional 23,924,997 shares of common stock for aggregate gross proceeds of $1,595,000. The warrants have an exercise price of $0.15 and a term of five years. We do not have sufficient authorized and unissued shares of common stock to issue upon exercise of all of the warrants sold in the November 2014 private placement. Of the warrants to purchase 23,924,997 shares that we sold in the November 2014 private placement, we have only reserved 11,962,499 shares of common stock for issuance upon the exercise of such warrants. We have agreed to seek stockholder approval to effect a 1-for-2 reverse stock split or an increase in our authorized shares in order to reserve 11,962,498 additional shares for issuance upon the exercise of the remaining warrants. If within 90 days of the closing of the November 2014 private placement, there are not sufficient shares available and reserved for issuance upon exercise of all of the warrants, we will be required to issue to each investor in the November 2014 private placement additional warrants to purchase 0.25 shares for each share purchased by such investor in the private placement. If within 180 days of the closing of the November 2014 private placement, there are not sufficient shares reserved for issuance upon exercise of all of the warrants, the exercise price of the warrants will be automatically reduced to 2/3 of the exercise price in effect immediately prior to such reduction. The foregoing issuance and exercise price adjustments will only be made for investors that vote in favor of the reverse stock split.

The warrants have customary anti-dilution protections including a “full ratchet” anti-dilution adjustment provision. In addition, if at any time between now and the two year anniversary of the date on which the registration statement registering the resale the shares of common stock sold in the November 2014 private placement becomes effective, we sell or issue shares of common stock or securities that are convertible into common stock at a price lower than $0.10 per share, we will be required to issue additional shares of common stock for no additional consideration. Currently, we do not have sufficient authorized and unissued shares to issue any additional shares in connection with the foregoing anti-dilution and price protections.

Future Issuances

In addition to the foregoing, the reverse stock split will provide us with the ability to support our present capital needs and future anticipated growth. As discussed below under the caption "Effect on Authorized but Unissued Shares," the reverse stock split will have the effect of significantly increasing the number of shares of common stock that we are authorized to issue. We have historically met our capital needs primarily through the sale of our debt and equity securities. The Board believes that we will need to raise additional capital in order to continue our operations through 2015 and beyond. The availability of additional shares of common stock would also provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. The reverse stock split would permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a meeting of stockholders to obtain stockholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

Except for the issuance of additional securities in connection with the November 2014 private placement described above, we have no specific plans, arrangements or understandings, whether written or oral, to issue any additional shares.

We do not intend to use the reverse stock split as a part of or a first step in a "going private" transaction within the meaning of Rule 13e-3 of the Exchange Act. There is no plan or contemplated plan by us to take ourselves private at the date of this proxy statement.

Consequences of Not Obtaining Stockholder Approval of the Reverse Stock Split

If we do not obtain stockholder approval of the reverse stock split and we are unable to reserve for the issuance of the 11,962,498 shares underlying the remaining warrants from the November 2014 private placement, we will remain contractually obligated to use commercially reasonable efforts to amend our Certificate of Incorporation to either increase the number of authorized but unissued shares of common stock or effect a reverse stock split in order to allow us to reserve shares sufficient for the full exercise of the remaining warrants. In addition, if we need additional capital to fund operations and at such time do not have a sufficient number of authorized and unissued shares of common stock to raise such additional capital, our business would be materially and adversely affected.

Principal Effects of the Reverse Stock Split

 A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation's capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, a stockholder holding 100,000 shares of common stock before the reverse stock split would instead hold 50,000 shares of common stock immediately after the reverse stock split. Each stockholder's proportionate ownership of outstanding shares of common stock would remain the same, subject to immaterial adjustments due to the issuance of an additional share in lieu of a fractional share. All shares of common stock will remain validly issued, fully paid and non-assessable.

After the effective date of the reverse stock split, our common stock will have a new committee on uniform securities identification procedures number, also known as a CUSIP number, which is a number used to identify our common stock. The common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act.

Effect on Authorized but Unissued Shares

 The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock available for issuance. The number of shares of common stock that we are authorized to issue will not be decreased and will remain at 170,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for future issuance by us will be increased. We currently have 37,997,683 authorized and unissued shares, of which 34,701,236 are currently reserved for issuance. Upon completion of the reverse stock split, we expect to have approximately 103,998,000 authorized and unissued shares, of which approximately 23,332,000 shares will be reserved for issuance (including 5,981,249 shares, on a post-split basis, to be reserved for issuance upon exercise of the remainder of the warrants sold in the November 2014 private placement).

Certain Risks Associated with the Reverse Stock Split

 A reverse stock split could result in a significant devaluation of our market capitalization and the trading price of our common stock.

 We cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of issued and outstanding shares of common stock or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

 The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

 The reverse stock split may result in some stockholders owning "odd lots" that may be more difficult to sell or require greater transaction costs per share to sell.

 The reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in "round lots" of even multiples of 100 shares.

 The reduced number of shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

 Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Anti-Takeover and Dilutive Effects

 The purpose of maintaining our authorized common stock at 170,000,000 after the reverse stock split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of the Company. Shares of common stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, subscription rights offerings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, the increase in the number of shares of common stock authorized for issuance could, under certain circumstances, be construed as having an anti-takeover effect. For example, in the event a person seeks to effect a change in the composition of our Board or contemplates a tender offer or other transaction involving the combination of our Company with another company, it may be possible for us to impede the attempt by issuing additional shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of our Company. By potentially discouraging initiation of any such unsolicited takeover attempt, our Certificate of Incorporation may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may also have the effect of permitting our current management, including our Board, to retain its position indefinitely and place it in a better position to resist changes that our stockholders may wish to make if they are dissatisfied with the conduct of our business.

Our Board did not propose this amendment to our Certificate of Incorporation in response to any effort known to the Board to accumulate common stock or to obtain control of our Company by means of a merger, tender offer or solicitation in opposition to management. In addition, this proposal is not part of any plan by management to recommend a series of similar amendments to our stockholders. Finally, except as described in this proxy statement, our Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of our Company.

 In addition, the issuance of additional shares of common stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution.

Effect on Fractional Stockholders

No fractional shares of common stock will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, we intend to round fractional shares up to the next whole share.

Effect on Beneficial Stockholders

 If you hold shares of common stock in "street name" through an intermediary, we will treat your common stock in the same manner as stockholders whose shares are registered in their own names. Intermediaries will be instructed to effect the reverse stock split for their customers holding common stock in street name. However, these intermediaries may have different procedures for processing a reverse stock split. If you hold shares of common stock in street name, we encourage you to contact your intermediaries.

Registered "Book-Entry" Holders of Common Stock

 If you hold shares of common stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of common stock held following the reverse stock split.

Effect on Registered Stockholders Holding Certificates

As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of common stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and to represent only the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

Effect on Outstanding Options and Warrants

 Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire common stock will be adjusted to reflect the reverse stock split. With respect to all outstanding options and warrants to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of common stock underlying such options and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.

Procedure for Effecting the Reverse Stock Split

If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.

 The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split. By voting in favor of the reverse stock split, you are also expressly authorizing the Board to delay or abandon the reverse stock split.

 Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

 The following is a summary of certain material United States federal income tax consequences of the reverse stock split to our stockholders. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. Other stockholders may also be subject to special tax rules, including but not limited to: stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a United States holder (defined below) who has held, and will hold, shares of common stock as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), i.e., generally, property held for investment. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the reverse stock split (whether or not such transactions are in connection with the reverse stock split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the reverse stock split.

The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust that (i) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the reverse stock split.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any whole share received in exchange for a fractional share) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Accounting Matters

 The par value of the common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Required Vote

 In accordance with Delaware law, approval and adoption of this proposal requires the affirmative vote of at least a majority of our issued and outstanding shares entitled to vote either in person or by proxy at the meeting. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the proposal. Shares represented by valid proxies and not revoked will be voted at the meeting in accordance with the instructions given. If no voting instructions are given, such shares will be voted "FOR" this proposal.

Board Recommendation

 After careful consideration, the Board has determined that the reverse stock split is advisable and in the best interests of the Company and its stockholders and recommends that you vote "FOR" the approval of the reverse stock split.

Our Board has approved a resolution to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock by a ratio of 1-for-2. The full text of the proposed amendment is set forth in the Certificate of Amendment to the Certificate of Incorporation which is included herein as Appendix A.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and form of proxy for consideration at the next annual meeting of our stockholders by submitting their proposals to us in a timely manner. We did not hold an annual meeting in 2014. In order for a proposal by one of our stockholders to be included in our proxy statement and form of proxy for our next annual meeting, the proposal must be received by us within a reasonable time before we begin printing and mailing our proxy statement and form of proxy relating to such meeting, and must comply with the requirements of Rule 14a-8. All stockholder proposals should be sent to: BIO-key International, Inc., 3349 Highway 138, Building A, Suite E, Wall, NJ 07719.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors knows of no matter not specifically referred to above as to which any action is expected to be taken at the meeting. The person named in the enclosed proxy, or his substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in his best judgment, in regard to such other matters and the transaction of such other business as may properly be brought at the meeting.

BY THE BOARD OF DIRECTORS

/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer

Dated: December 30, 2014

Appendix A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

BIO-KEY INTERNATIONAL, INC.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

BIO-key International, Inc., a Delaware corporation (the “Corporation”), does hereby certify as follows:

FIRST: Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each two (2) shares of the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares will be entitled to rounding up of their fractional share to the nearest whole share. No stockholder will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (the “Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the adjustment for fractional shares as described above.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

THIRD: This Certificate of Amendment shall become effective upon filing.

[signature page follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its undersigned officer this ___ day of ________________, 2015.

BIO-KEY INTERNATIONAL, INC.

By:
Name: Michael W. DePasquale
Title: Chief Executive Officer

A-2

BIO-KEY INTERNATIONAL, INC.

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Michael W. DePasquale as his or her true and lawful agent and proxy with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of BIO-key International, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on Monday, February 2, 2015, at 10:00 a.m., local time, at the offices of Fox Rothschild LLP, 997 Lenox Drive, Building 3, Lawrenceville, NJ 08648, and at any adjournment(s) or postponement(s) thereof, upon the following proposal more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposal 1 which has been proposed by our Board of Directors, and in his discretion, upon other matters as may properly come before the meeting.

Please Mail in the Envelope Provided

☒ Please mark your votes as indicated in this example.
		FOR	AGAINST	ABSTAIN
1.	APPROVAL OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-2 REVERSE STOCK SPLIT	☐	☐	☐

IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

☐	I WILL ATTEND THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Signature of Stockholder	Dated:	, 2015
IF HELD JOINTLY

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.